  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated December 19, 1995, in the Registration Statement and related Prospectus of The Municiapl Bond Trust, Series 228.
  /s/ ERNST & YOUNG LLP
  New York, New York
  January 8, 1996